Exhibit 16.1


 October 31, 2002

 Securities and Exchange Commission
 450 Fifth Street NW
 Washington, DC 20549

 Ladies and Gentlemen:

 We have been furnished a copy of the response to Item 4 of Form 8-K for the event that occurred on October 28, 2002, filed by our former client, DeMarco Energy Systems of America, Inc. We agree with the statements made in response to the Item as they relate to our Firm.

 Very truly yours,

 /s/ Robnett & Company, P.C.
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 Robnett & Company, P.C.